Exhibit 21.1

Subsidiaries of Revlon, Inc.
As of December 31, 2017

Domestic

Almay, Inc.	Elizabeth Arden NM, LLC	Revlon Consumer Products Corporation
Art & Science, Ltd.	Elizabeth Arden Travel Retail, Inc.	Revlon Development Corp.
Bari Cosmetics, Ltd.	Elizabeth Arden USC, LLC	Revlon Government Sales, Inc.
Beautyge Brands USA Inc.	Elizabeth Arden, Inc.	Revlon International Corporation
Beautyge USA, Inc.	FD Management, Inc.	Revlon Professional Holding Company LLC
Charles Revson Inc.	North America Revsale Inc.	Revlon, Inc.
Creative Nail Design Inc.	OPP Products, Inc.	RIROS Corporation
Cutex, Inc.	PPI Two Corporation	RIROS Group Inc.
DF Enterprises, Inc.	RDEN Management, Inc.	RML, LLC
Elizabeth Arden (Financing), Inc.	Realistic Roux Professional Products Inc	Roux Laboratories, Inc.
Elizabeth Arden International Holding, Inc.	Revlon (Puerto Rico) Inc.	Roux Properties Jacksonville, LLC
Elizabeth Arden Investments, LLC	Revlon Canada Inc.	SinfulColors, Inc.

Foreign

American Crew Dominicana, S.R.L.	Elizabeth Arden (France)	Revlon (Israel) Limited
Armour Farmaceutica de Colombia, S.A.	Elizabeth Arden (Netherlands) Holdings B.V.	Revlon (Shanghai) Limited
Baninvest Beauty Limited	Elizabeth Arden (New Zealand) Limited	Revlon (Suisse) S.A.
Beautyge Andina SA	Elizabeth Arden (Norway) AS	Revlon Australia Pty Limited
Beautyge Beauty Group, S.L	Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading Ltd.	Revlon B.V.
Beautyge Denmark A/S	Elizabeth Arden (Singapore) Pte. Ltd.	Revlon Beauty Products, S.L.
Beautyge Fragrances Holdings Ltd.	Elizabeth Arden (South Africa) (Proprietary) Ltd	Revlon China Holdings Limited
Beautyge France Holding, SAS	Elizabeth Arden (Sweden) AB	Revlon International Corporation - UK Branch
Beautyge France SAS	Elizabeth Arden (Switzerland) Holding S.a.r.L.	Revlon K.K.
Beautyge Logistics Services, S.L.	Elizabeth Arden (UK) Ltd.	Revlon LTDA.
Beautyge Netherlands B.V.	Elizabeth Arden Cosmeticos Do Brazil Ltda	Revlon Manufacturing Ltd.
Beautyge Participations, S.L	Elizabeth Arden España S.L.	Revlon Manufacturing Ltd. - Singapore Branch
Beautyge Portugal, Produtos Cosm. e Prof.	Elizabeth Arden GmbH	Revlon Manufacturing Ltd. - Taiwan Branch
Beautyge Professional Limited (Ireland)	Elizabeth Arden International S.A.R.L.	Revlon Pension Trustee Company (U.K.) Limited
Beautyge Sweden AB	Elizabeth Arden Korea Yuhan Hoesa	Revlon South Africa (Proprietary) Limited
Beautyge U.K. Limited	Elizabeth Arden Middle East FZCO	Revlon Trading (Shanghai) Co. Ltd
Beautyge, S.L.	Elizabeth Arden Sea (HK) Ltd.	Revlon Trading Bangladesh Private Limited
Beauytge France SAS - Swiss Branch	Elizabeth Arden Sea Pte. Ltd.	Revlon, S.A. de C.V.
Beauytge Germany GMBH	Elizabeth Arden Trading B.V.	RML Holdings L.P.
Beauytge Italy S.p.A.	Européenne de Produits de Beauté, S.A.S.	SAS and Company Limited
Beauytge Mexico SA de CV	New Revlon Argentina S.A.	SAS Licenses Limited
Beauytge Rus, Closed Joint Stock Company	Productos Cosmeticos de Revlon S.A.	Shanghai Revstar Cosmetics Marketing Services Limited
CBBeauty Ltd	Professional Beauty Services S.A.	YAE Artistic Packings Industry Ltd.
Comercializadora Brendola, S.R.L.	Professional Beauty Services S.A. - Belgium Branch	YAE Press 2000 (1987) Ltd.
Elizabeth Arden (Australia) Pty Ltd	Promethean Insurance Limited
Elizabeth Arden (Denmark) ApS Ltd	Revlon (Hong Kong) Limited